   As filed with the Securities and Exchange Commission on September 30, 1998

                                                    REGISTRATION  NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      04-2648081
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification Number)

                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057
                                 (713) 706-6180

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SYNAGRO TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                              (Full Title of Plan)

                           SYNAGRO TECHNOLOGIES, INC.
                                 ROSS M. PATTEN
                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057
                                 (713) 706-6180

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:
                                T. WILLIAM PORTER
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600

                               -------------------

                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
           TITLE OF                   AMOUNT TO          PROPOSED MAXIMUM             PROPOSED             AMOUNT OF
  SECURITIES TO BE REGISTERED      BE REGISTERED(1)          OFFERING             MAXIMUM AGGREGATE      REGISTRATION
                                                        PRICE PER SHARE(2)        OFFERING PRICE(2)           FEE
-------------------------------  -------------------- -----------------------  -----------------------  ---------------
Common Stock, par value                1,100,000             $3,78125                $4,159,375             $1,227
$.002 per share
=======================================================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Synagro Technologies, Inc. Amended and Restated 1993 Stock Option Plan (the "Plan").

(2) Pursuant to Rule 457(h), the registration fee is calculated on the basis of the average of the high and low price per share of Common Stock, as quoted on the Nasdaq Small-Cap Market on September 23, 1998 and with respect to the maximum number of the registrant's securities issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the following documents filed by Synagro Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement (the "Registration Statement") by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended;

         (b) the Company's Definitive Proxy Statement on Schedule 14A for the 1998 Annual Meeting of Stockholders, as filed on July 9, 1998;

         (c) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

         (d) the Company's Current Reports on Form 8-K dated June 30, 1998, and September 5, 1998 and on Form 8-K/A dated September 13, 1998;

         (e) the description of the Common Stock contained in the Company's Registration Statement on Form 10 (No. 21054), as filed on December 30, 1992, and all amendments and reports thereafter filed for the purpose of updating such description; and

         (f) the description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A (No. 21054), as filed on December 27, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in each of the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"), on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper stock purchase or redemption or any transaction from which the director derived an improper personal benefit.

         Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") grants to the Company the authority to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even through less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders. The Restated Certificate of Incorporation and bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement any such provisions the Company has entered into pursuant to contractual indemnity agreement with its directors and executive officers. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the Company itself or derivatively by a stockholder, Section 145(b) of the DGCL only allows the Company to indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the Company may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the Company except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. According to the statute, in any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         Section 145 of the DGCL also allows the Company to purchase and maintain insurance on behalf of its directors and officers against liabilities that may be asserted against, or incurred by, such persons in any such capacity, whether the Company would have the authority to indemnify such person against liability under the provisions of Section 145. The Company has purchased insurance on behalf of its directors and officers for such purposes.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


   4.1            Synagro Technologies, Inc. Amended and Restated 1993 Stock
                  Option Plan

   5.1            Opinion of Porter & Hedges, L.L.P.

  23.1            Consent of Singer Lewak Greenbaum & Goldsteinn, L.L.P.

  23.2            Consent of Arthur Andersen LLP

  23.3            Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

  24.1            Power of Attorney (included on the signature page hereto)

ITEM 9.  UNDERTAKINGS.

         A.       Undertaking to Update

                  The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Undertaking With Respect to Documents Incorporated by
                  Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Undertaking With Respect to Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Synagro Technologies, Inc., do hereby constitute and appoint Ross M. Patten, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorney and agent, shall do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 1998.


                                           SYNAGRO TECHNOLOGIES, INC.



                                       By: /s/ ROSS M. PATTEN
                                          --------------------------------------
                                           Ross M. Patten,
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 28, 1998.



                    SIGNATURE                                         TITLE                               DATE
                    ---------                                         -----                               ----

                                                         Director, Chairman of the Board,
                                                      President and Chief Executive Officer
/s/ ROSS M. PATTEN                                        (Principal Executive Officer)            September 28, 1998
--------------------------------------------------
Ross M. Patten
                                                              Senior Vice President
                                                           and Chief Financial Officer
                                                       (Principal Financial and Accounting
/s/ RANDY E. JENNINGS                                                Officer)                      September 28, 1998
--------------------------------------------------
Randy E. Jennings


/s/ KENNETH CHUAN-KAI LEUNG                                          Director                      September 28, 1998
--------------------------------------------------
Kenneth Chuan-Kai Leung




                                                                     Director                      September 28, 1998
--------------------------------------------------
Irwin I. Gelbart



/s/ J. MARK MEYERS                                                   Director                      September 28, 1998
--------------------------------------------------
J. Mark Meyers



/s/ ALFRED TYLER 2nd                                                 Director                      September 28, 1998
--------------------------------------------------
Alfred Tyler 2nd



/s/ DONALD L. THONE                                                  Director                      September 28, 1998
--------------------------------------------------
Donald L. Thone



/s/ GENE MEREDITH                                                    Director                      September 28, 1998
--------------------------------------------------
Gene Meredith


                                INDEX TO EXHIBITS



          Exhibit                                Description
          -------                                -----------

            4.1                         Synagro Technologies, Inc. Amended and
                                        Restated 1993 Stock Option Plan

            5.1                         Opinion of Porter & Hedges, L.L.P.

           23.1                         Consent of Singer Lewak Greenbaum &
                                        Goldsteinn, L.L.P.

           23.2                         Consent of Arthur Andersen, LLP

           23.3                         Consent of Porter & Hedges, L.L.P.
                                        (included in Exhibit 5.1)

           24.1                         Power of Attorney (included on the
                                        signature page hereto)
